TENTH AMENDMENT OF
FIRST AMENDED AND RESTATED CONSTRUCTION LOAN AGREEMENT

THIS TENTH AMENDMENT OF FIRST AMENDED AND RESTATED CONSTRUCTION LOAN AGREEMENT (“Amendment”) is made as of the 28th day of February, 2017 between FIRST NATIONAL BANK OF OMAHA, a national banking association ("Lender") and CARDINAL ETHANOL, LLC, an Indiana limited liability company (“Borrower”). This Amendment amends that certain First Amended and Restated Construction Loan Agreement dated June 10, 2013 between Lender and Borrower (as amended, the "Loan Agreement”).

WHEREAS, pursuant to the Loan Agreement and the other Loan Documents, Lender extended the Loans described in the Loan Agreement to Borrower;

WHEREAS, pursuant to that certain First Amendment of First Amended and Restated Construction Loan Agreement dated October 8, 2013, the date on which the Declining Revolving Credit Loan began to revolve was amended from April 8, 2014 to October 8, 2013, the Maximum Availability of the Declining Revolving Credit Loan was modified and the Loan Agreement was otherwise modified as provided for therein;

WHEREAS, pursuant to that certain Second Amendment of First Amended and Restated Construction Loan Agreement dated February 27, 2014, the Maximum Availability of the Declining Revolving Credit Loan was fixed at $5,000,000, the Reduction Dates applicable to the Declining Revolving Credit Loan were deleted, the Fixed Charge Coverage Ratio covenant was deleted, the distribution covenant was deleted, the Termination Date of the Revolving Credit Loan was extended to February 28, 2015 and the Loan Agreement was otherwise amended as provided for therein; and

WHEREAS, pursuant to that certain Third Amendment of First Amended and Restated Construction Loan Agreement dated February 28, 2015, the Termination Date of the Revolving Credit Loan was extended to March 31, 2015;

WHEREAS, pursuant to that certain Fourth Amendment of First Amended and Restated Construction Loan Agreement dated March 31, 2015, the Termination Date of the Revolving Credit Loan was extended to February 28, 2016 and the interest rate and Non-Use Fee applicable to the Revolving Credit Loan were modified;

WHEREAS, pursuant to that certain Fifth Amendment of First Amended and Restated Construction Loan Agreement dated July 23, 2015 (the “Fifth Amendment”), the maximum principal amount of the Declining Revolving Credit Loan was increased to finance the Improvements and permit Construction Advances up to May 31, 2016 to fund such Improvements, the Termination Date of the Declining Revolving Credit Loan was extended to February 28, 2021, the interest rate applicable to the Declining Revolving Credit Loan was modified, the Fixed Charge Coverage Ratio was modified, the Capital Expenditures covenant was modified and the Loan Agreement was otherwise amended as provided for therein;

21S995803.3

WHEREAS, pursuant to that certain Sixth Amendment of First Amended and Restated Construction Loan Agreement dated February 28, 2016, the Termination Date of the Revolving Credit Loan was extended to February 28, 2017;

WHEREAS, pursuant to that certain Seventh Amendment of First Amended and Restated Construction Loan Agreement dated May 6, 2016, the Completion Date was extended to July 31, 2016, the definition of Permitted Liens was modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Eighth Amendment of First Amended and Restated Construction Loan Agreement dated July 31, 2016, the Construction Advances were converted to amortizing term debt, the maximum principal amount of the Declining Revolving Credit Loan was reduced to $5,000,000 and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Ninth Amendment of First Amended and Restated Construction Loan Agreement dated September 1, 2016, the repayment terms of the Term Loan were modified as provided for therein;

WHEREAS, Borrower desires to construct a soybean receiving and train loading facility on the Project (the “Soybean Facility”) and has requested that Lender extend construction and permanent financing in the maximum principal amount of $10,000,000 to Borrower to finance the Soybean Facility;

WHEREAS, Borrower and Lender desire to modify the Loan Agreement as provided for in this Amendment to provide for a construction loan in the maximum principal amount of $10,000,000 to finance the construction of the Soybean Facility, converting to a term loan in the maximum principal amount of such construction loan on the date it converts to such term loan; and

WHEREAS, in addition to the extension of the construction and term loan described above, Borrower and Lender desire to amend the Loan Agreement to extend the Termination Date of the Revolving Credit Loan from February 28, 2017 to February 28, 2018, modify the Fixed Charge Coverage Ratio and add a Debt Service Coverage Ratio, to modify the capital expenditures covenant and otherwise amend the Loan Agreement as provided for in this Amendment;

NOW, THEREFORE, in consideration of the amendments of the Loan Agreement set forth below, the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

21S995803.3

1.    Capitalized terms used in this Amendment which are defined in the Loan Agreement shall have the meanings given to them in the Loan Agreement, as such definitions may be amended by this Amendment.

2.    The fourth Recital to the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

WHEREAS, under the terms and conditions of this Agreement, Lender has approved and is extending to Borrower (i) a revolving line of credit in the maximum principal amount of $15,000,000 (the “Revolving Credit Loan”), (ii) a revolving credit loan in the maximum principal amount of $5,000,000 (the “Declining Revolving Credit Loan”), (iii) a Term Loan in the original principal amount of $15,000,000 (the “Term Loan”) and (iv) a construction loan in the maximum principal amount of $10,000,000 (the “Construction Loan”) converting to a term loan in the principal amount of the Construction Loan outstanding on the date of conversion (the “Soybean Facility Term Loan”).

3.    Exhibit A of the Loan Agreement referencing the Commitments is hereby deleted in its entirety and the Exhibit A attached to this Amendment is inserted in lieu thereof.

4.    The defined term “Termination Date” in Section 1.01 of the Loan Agreement is hereby amended by deleting the reference to February 28, 2017 as the Termination Date of the Revolving Credit Loan and inserting in lieu thereof February 28, 2018.

5.    Section 2.01(a) of the Loan Agreement is hereby amended by inserting new subsection (v) thereto as follows:

(v)    Construction Loan. During the Soybean Facility Construction Period, Lender agrees, subject to the terms and conditions of this Agreement, to make Soybean Facility Construction Advances to the Borrower to be used to pay or reimburse Borrower for Soybean Facility Improvements from time to time in accordance with the Soybean Facility Construction Advance procedures provided for in this Agreement and the Soybean Facility Disbursing Agreement to and including October 31, 2017 up to a maximum principal amount at any time outstanding equal to the Construction Loan Commitment; provided, however, that Lender shall not be obligated to make such a Soybean Facility Construction Advance if: (1) the aggregate amount of all Soybean Facility Construction Advances then outstanding exceeds, or would exceed if the requested Soybean Facility Construction Advance were to be made, the Construction Loan Commitment, (2) the then applicable conditions to the making of such Soybean Facility Construction Advance have not been satisfied or waived, or (3) any Default or Event of Default exists or would result from the making of such Soybean Facility Construction Advance.

21S995803.3

The Construction Loan is not revolving and the Borrower may not borrow, repay and re-borrow under the Construction Loan.

6.    The first sentence of Section 2.01(a)(iv) of the Loan Agreement is hereby amended by inserting the following at the end thereof:

“and (5) Soybean Facility Construction Advances shall be used to fund or reimburse Borrower for the construction of the Soybean Facility Improvements in accordance with the Soybean Facility Budget approved by the Lender.

7.    Section 2.02 of the Loan Agreement is hereby amended by inserting new subsection (iii) to the end of such Section 2.02:

(iii)    Construction Loan.

(a) Soybean Facility Construction Advances. Borrower will submit to Lender for Lender’s approval, the Soybean Facility Plans, Soybean Facility Budget and the Soybean Facility Construction Schedule. If the Borrower desires to reallocate funds from one budget category to another or modify, amend or supplement the Soybean Facility Budget, in either case in excess of $100,000.00 individually or in excess of $500,000.00 when aggregated with all other reallocations or modifications, then Borrower shall notify the Lender of such reallocation or modification of the Soybean Facility Budget by submitting to the Lender for the Lender’s approval a Budget Variance Report showing the details of such reallocation, modification, amendment or supplement. The Lender may approve or disapprove of such Budget Variance Report in the Lender’s discretion, but the Lender’s approval shall not be unreasonably withheld. Notwithstanding the foregoing, the Borrower agrees that all cost over runs on the Soybean Facility Improvements shall be paid solely by the Borrower. Borrower will be entitled to apply any previously achieved savings in any completed category of the Soybean Facility Budget to pay for any such cost over runs. In addition, the Borrower may from time to time request that the contingency fund line item in the Soybean Facility Budget be reallocated to pay needed costs of the Soybean Facility Improvements. Such requests shall be subject to the Lender’s written approval in its reasonable discretion, which shall not be unreasonably withheld; however, the Borrower will be entitled to advances from the contingency fund line item in the Soybean Facility Budget so long as at all times there are sufficient funds remaining from all sources identified in the sources and uses of funds in the Soybean Facility Budget to complete the construction of the Soybean Facility Improvements in the reasonable discretion of the Lender.

During the Soybean Facility Construction Period, Borrower may request a Soybean Facility Construction Advance to be used to pay or

21S995803.3

reimburse Borrower for the cost of Soybean Facility Improvements by submitting to the Lender and Title Company a draw request set forth on AIA forms G702 and G703 or in another form approved by the Lender and the Title Company (each, a "Draw Request"). Each Draw Request shall be signed by a duly authorized officer of Borrower, shall show the percentage of completion of construction of the Soybean Facility Improvements and shall set forth by Soybean Facility Budget category and in such detail as may be required by the Lender the amounts expended and/or costs incurred for work done and materials incorporated into the Soybean Facility Improvements in accordance with the Soybean Facility Budget and Soybean Facility Construction Schedule. Each Draw Request will be reviewed by the Construction Inspector and must be submitted to the Lender and Title Company at least five (5) Business Days prior to the requested funding date of the Soybean Facility Construction Advance, which must be a Business Day. Each Draw Request will constitute a certification, representation and warranty that the conditions precedent for Soybean Facility Construction Advances set forth in this Agreement and the Soybean Facility Disbursing Agreement have been satisfied. Soybean Facility Construction Advances shall not be made more frequently than twice per month and are subject to the conditions precedent set forth in this Agreement.

Each Draw Request shall be limited to amounts equal to (i) the total of costs actually incurred and paid or owing by the Borrower to the date of such Draw Request for work performed, services provided or materials and equipment incorporated in the Soybean Facility Improvements as described in the Soybean Facility Budget, plus (ii) the cost of materials and equipment not incorporated in the Soybean Facility Improvements, but delivered to and suitably stored at the Project site, plus (iii) prepayments for materials and equipment when prepayment is required by the manufacturer or supplier or, with the Lender’s prior written approval, when such prepayment results in a material financial benefit to the Borrower; plus (iv) any other hard or soft costs which are consistent with the Soybean Facility Budget approved by the Lender, as modified or supplemented by any Budget Variance Report approved by the Lender, for which a Soybean Facility Construction Advance is available under this Agreement and as demonstrated in the Soybean Facility Budget; less, (v) prior disbursements for such costs and from the Construction Loan or the Borrower’s own funds for such costs.

Soybean Facility Construction Advances will be delivered to the Borrower under the terms of the Disbursing Agreement, the terms and conditions of which are hereby incorporated by reference. Unless otherwise authorized by the Lender, each Soybean Facility Construction Advance shall be disbursed by wire transfer from the Lender to the Title Company in an account established by the Title Company for the sole

21S995803.3

purpose of funding the cost of Soybean Facility Improvements. All Soybean Facility Construction Advances will be considered and deemed received by the Borrower upon receipt by the Title Company. The Borrower irrevocably assigns to the Lender and grants to the Lender a security interest in, as additional security for the performance of the Obligations, its interest in all funds held by the Title Company pursuant to this Agreement and the Soybean Facility Disbursing Agreement, whether or not disbursed, all funds deposited by the Borrower with the Lender under this Agreement, all reserves, including deferred payments, deposits, refunds, cost savings, and payments of any kind relating to the construction of the Soybean Facility Improvements and, to the extent assignable, all Permits obtained for the lawful construction of the Soybean Facility Improvements.

8.    Section 2.03 of the Loan Agreement is hereby amended by inserting new subsection (d) as follows:

(d)    The Construction Loan shall be evidenced by a promissory note payable to Lender in the maximum amount of the Construction Loan Commitment (as amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, the “Construction Note”).

9.    Section 2.04 of the Loan Agreement is hereby amended by inserting new subsection (e) as follows:

(e)    Construction Loan.

(i)
Accrued and unpaid interest on the Construction Loan will be paid monthly, in arrears, on the first (1st) day of each month until the Soybean Facility Completion Date, when all accrued but unpaid interest on the Construction Loan is due and payable in full;

(ii)
Subject to Soybean Facility Loan Conversion, the outstanding principal balance the Construction Loan is due and payable in full on the Soybean Facility Completion Date. On or before the Soybean Facility Completion Date and as conditions precedent to Soybean Facility Loan Conversion, Borrower shall provide the following to the Lender:

(1)	a certificate from a duly authorized officer of the Borrower certifying Substantial Completion of the Soybean Facility Improvements, along with such supporting evidence as the Lender may require;

21S995803.3

(2)	copies of all Permits relating to the Soybean Facility Improvements;

(3)
Borrower has paid the Lender all of the Obligations which have accrued to such date, and any other fees and expenses provided for in this Agreement which have not been previously paid and are due under the terms of this Agreement;

(4)	Borrower has paid all accrued and outstanding interest on the outstanding principal balance of the Construction Loan as of the Soybean Facility Loan Conversion;

(5)	Borrower has submitted to the Lender and the Title Company final lien waivers from each Contractor related to the Soybean Facility Improvements with invoices which exceed $20,000.00; and

(6)	such other documents, instruments, and certificates as the Lender may reasonably request.

Upon the Lender’s determination that each of the foregoing is in form and substance satisfactory to the Lender in its sole discretion or is waived by Lender in writing, and provided no Default or Event of Default has occurred and is continuing, the aggregate principal balance the Construction Loan then outstanding will be converted into amortizing term debt (the “Soybean Facility Term Loan”) by Lender and repaid in equal monthly principal installments calculated on a seven (7) year amortization schedule (with such principal amount and installment amount to be established by amendment to this Agreement acceptable to Lender and evidenced by a term note (the “Soybean Facility Term Note”) acceptable to Lender), commencing on the first day of the month following the Soybean Facility Loan Conversion to February 28, 2023 (the “Soybean Facility Term Loan Maturity Date”), the maturity date of the term note evidencing such principal when such principal balance then outstanding, together with accrued and unpaid interest, will be due and payable in full. During such amortizing period, accrued interest will be paid in arrears, on the same dates that the principal installments are due. Borrower may prepay in full or in part principal on such amortizing term debt without penalty or premium, provided that partial prepayments will be applied to the principal installments due in the inverse order of their due dates. The date the outstanding principal balance of the Construction Loan converts to amortizing term debt is called the “Soybean Facility Loan Conversion”.

21S995803.3

10.    The defined term "Applicable Margin" in Section 1.01 of the Loan Agreement is hereby amended by inserting new subsections (e) and (f) at the end thereof as follows:

“, (e) in the case of the Construction Loan, 2.9%, and (f) in the case of the Soybean Facility Term Loan, 2.9%.

11.    The defined term "Loans" in Section 1.01 of the Loan Agreement is hereby amended by inserting the following at the end thereof:

“, the Construction Loan and Soybean Facility Construction Advances thereunder and, if extended, the Soybean Facility Term Loan.

12.    The defined term "Notes" in Section 1.01 of the Loan Agreement is hereby amended by inserting “, and the Construction Note, and if the Soybean Facility Term Loan is extended, the Soybean Facility Term Note” after “Declining Revolving Credit Note”.

13.    The defined term "Project" in Section 1.01 of the Loan Agreement is hereby amended by inserting “, and the soybean receiving and train loading facility to be constructed on the Real Estate with the proceeds of the Construction Loan” after “ethanol plant constructed on the Real Estate”.

14.    The definition of the term “LIBOR Rate” in Section 1.01 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“LIBOR Rate” means the London Interbank Offered Rate for U.S. Dollar deposits published in The Wall Street Journal as the Three (3) Month LIBOR Rate with respect to the Construction Loan, Declining Revolving Credit Loan, Term Loan and Soybean Facility Term Loan and as the One (1) Month LIBOR Rate with respect to the Revolving Credit Loan. The LIBOR Rate will be adjusted and determined without notice to the Borrower as set forth herein, as of the date of the Revolving Credit Note, Term Note, Construction Note, Soybean Facility Term Note and Declining Revolving Credit Note, and on the first (1st) day of every third calendar month thereafter with respect to the Declining Revolving Credit Note, Construction Note, Soybean Facility Term Note and Term Note and on the first day of each calendar month thereafter with respect to the Revolving Credit Note (each such date, an “Interest Rate Change Date”) to the Three (3) Month LIBOR Rate with respect to the Declining Revolving Credit Note, Construction Note, Soybean Facility Term Note and Term Note and to the One (1) Month LIBOR Rate with respect to the Revolving Credit Note, which is published in The Wall Street Journal as the reported rate for the date that is two London Banking Days prior to each Interest Rate Change Date. The published LIBOR Rate will be rounded upwards to the next higher one one hundredth (1/100th) of one percent (1%). If the initial Advance under the Revolving Credit

21S995803.3

Note or the initial funding of the Declining Revolving Credit Note, Construction Note, Soybean Facility Term Note and Term Note occurs on any day other than the first London Banking Day of a month, the initial LIBOR Rate to be in effect until the beginning of the next succeeding month shall be that Three (3) Month LIBOR Rate or One (1) Month LIBOR Rate, as applicable, in effect on the date that is two London Banking Days prior to the first day of the month in which the Revolving Credit Note, Term Note, Construction Note, Soybean Facility Term Note and Declining Revolving Credit Note are dated. If for any reason the LIBOR Rate published by The Wall Street Journal is no longer available and/or the Lender is unable to determine the LIBOR Rate for any Interest Rate Change Date, the Lender may, in its sole discretion, select an alternate source to determine the LIBOR Rate and will provide notice to Borrower of the source selected. The LIBOR Rate determined as set forth above shall be referred to herein as the “Index”. The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of the Loans, the Lender and Borrower will agree upon a substitute index. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each month on the first (1st) day of each month with respect to the Revolving Credit Loan and once every three months on the first (1st) day of the applicable month with respect to the Declining Revolving Credit Loan, Construction Loan, Soybean Facility Term Loan and Term Loan. Borrower understands that Lender may make loans based on other rates as well. The Index for the one month LIBOR Rate currently is .78% per annum and the Index for the three month LIBOR Rate currently is 1.04% per annum. If at any time the Index is less than zero, then it shall be deemed zero for purposes of calculating the interest rate on the Loans.

15.    The definition of the term “Budget Variance Report” in Section 1.01 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

"Budget Variance Report" means a report submitted by the Borrower to the Lender requesting a reallocation of funds from one budget category in the Soybean Facility Budget to another or a modification, amendment or supplement the Soybean Facility Budget, in either case in excess of $100,000.00 individually or $500,000 in the aggregate. Each Budget Variance Report shall include the details of such reallocation, modification, amendment or supplement.

16.    The definition of the term “Construction Inspector” in Section 1.01 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

"Construction Inspector" means a Person appointed or designated by the Lender from time to time to inspect the progress of the construction of the

21S995803.3

Soybean Facility Improvements and the conformity of the construction of the Soybean Facility Improvements with the Soybean Facility Budget and the Soybean Facility Construction Schedule, and to perform such other acts and duties for such purposes or other reasonable purposes as the Lender may from time to time deem appropriate or as may be required by the terms of this Agreement.

17.    The definition of the term “Contractor” in Section 1.01 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Contractor” means each Person who has provided or will provide labor and/or materials to the construction of the Soybean Facility Improvements, including all Persons who have the right to file any Lien against the Project arising out of the Soybean Facility Improvements.

18.    The definition of the term “Substantial Completion” in Section 1.01 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

"Substantial Completion" means the occurrence of all of the following events with respect to the Soybean Facility Improvements: (a) all Soybean Facility Improvements are completed other than minor punch list items, are paid for in full free of all mechanic’s, labor, materialmen’s and other similar Lien claims, and the Lender has received a complete and total lien waiver from each Contractor of the Soybean Facility Improvements whose charges exceed $20,000.00 for all labor, materials and services on the Soybean Facility Improvements or Project; (b) said completion has been certified by the applicable Contractor, Construction Inspector and the Borrower, and no material punch-list items remain to be completed; (c) all applicable requirements, rules, orders and regulations of any Governmental Authority, including zoning, land use, building and environmental requirements, rules and regulations, and all private restrictions and covenants, have been complied with or satisfied and that unconditional certificates of occupancy (if required by a Governmental Authority) for all of such Soybean Facility Improvements have been issued; (d) Borrower has obtained all Permits, and entered into all agreements necessary or appropriate to operate the Soybean Facility Improvements at maximum capacity; and (e) all insurance required pursuant to the Loan Documents is in full force and effect.

19.    Section 2.07 of the Loan Agreement is hereby amended by inserting new subsection (e) at the end thereof as follows:

(e)    Borrower may prepay in full or in part principal on the Soybean Facility Term Loan without penalty or premium, provided that partial prepayments will be applied to the principal installments due in the inverse order of their due dates.

21S995803.3

20.    Section 2.14 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

Section 2.14    Allocation of Collateral Proceeds. Lender and the Borrower acknowledge and agree that the Collateral secures the Obligations on a cross-collateralization basis. However, the Borrower and Lender agree that the proceeds from any realization on the Mortgaged Property (other than inventory and accounts receivable and the proceeds thereof) as defined in the Mortgage, equipment and fixtures will be first applied to the Lender's costs and expenses payable by Borrower pursuant to Section 7.05 and any other costs and expenses of foreclosure or otherwise realizing on such Mortgaged Property, equipment and fixtures, next to the Borrower’s obligations to Lender under the Construction Loan, next to Borrower’s obligations under the Term Loan, next to Borrower’s obligations under the Soybean Facility Term Loan, next to Borrower’s obligations to Lender under the Declining Revolving Credit Loan, next to the Borrower’s obligations to Lender under the Revolving Credit Loan and last to any other Obligations which remain outstanding. Proceeds from any realization on such Mortgaged Property, equipment and fixtures will only be applied to the Revolving Credit Loan and such other Obligations if any proceeds remain after the full and indefeasible payment of the Construction Loan, Term Loan, Soybean Facility Term Loan and Declining Revolving Credit Loan. In addition, the Borrower and Lender acknowledge and agree that the proceeds from any realization on Collateral consisting of inventory, accounts receivable, Margin Account Equity and the products and proceeds thereof will be applied first to the Lender's costs and expenses payable by Borrower pursuant to Section 7.05 and any other costs and expenses of foreclosure or otherwise realizing on such inventory, accounts receivable and Margin Account Equity Collateral, next to the Borrower’s obligations to Lender under the Revolving Credit Loan, next to the Borrower’s obligations to Lender under the Declining Revolving Credit Loan, next to the Borrower’s obligations to Lender under the Construction Loan, next to Borrower’s obligations to Lender under the Term Loan, next to Borrower’s obligations to Lender under the Soybean Facility Term Loan and last to any other Obligations which remain outstanding. With respect to the proceeds of any other Collateral not specified in this Section above, the proceeds of such Collateral will be applied first to the Lender's costs and expenses payable by Borrower pursuant to Section 7.05 and any other costs and expenses of foreclosure or otherwise realizing on such Collateral and next to the Obligations in such order and priority as is determined by Lender or required by applicable law.

21.    The Loan Agreement is hereby amended by inserting new Section 2.15 into the Loan Agreement as follows:

2.15    Additional Soybean Facility Construction Advance Procedures.

21S995803.3

(a)
Initial Soybean Facility Construction Advance. As a condition to Borrower submitting the initial Draw Request and Lender’s obligation to make the initial Soybean Facility Construction Advance, the Lender shall be furnished with the following documents or instruments or satisfaction of the following conditions:

(i)
interim lien waivers or other evidence of payment acceptable to the Lender and/or the Title Company from all Persons who have furnished labor, materials and/or services to the construction of the Soybean Facility Improvements whose invoices are in excesses of $20,000, covering work performed, materials and equipment supplied and services rendered to the date of the initial Draw Request;

(ii)	Borrower has obtained and been issued all Permits, including, but not limited to, building permits, required for the construction of the Soybean Facility Improvements;

(iii)	Borrower has submitted to Lender, and Lender has approved, the Soybean Facility Budget, Soybean Facility Construction Schedule, and the Soybean Facility Plans; and

(iv)	Borrower has submitted to the Lender a Draw Request in the form and with the supporting detail required in this Agreement.

(b)
Requirements for All Soybean Facility Construction Advances. As a condition to Borrower submitting any Draw Request and Lender’s obligation to make the requested Soybean Facility Construction Advance, with each Draw Request the Borrower shall furnish to the Lender the following documents or instruments or shall satisfy the following conditions:

(i)	Borrower has submitted to the Lender a Draw Request in the form and with the supporting detail required in this Agreement and signed by the Borrower;

(ii)
Borrower shall submit written Lien waivers from the applicable Contractor for work done, materials furnished and/or services provided by them which were paid for by the immediately preceding Draw Request

21S995803.3

and whose invoices exceed $20,000, along with all supporting invoices;

(iii)	supporting invoices for the work done, materials furnished and/or services provided to be paid with the requested Soybean Facility Construction Advance;

(iv)	if required by Lender or the Title Company, approval of the Draw Request by the Construction Inspector;

(v)	the terms and conditions with respect to Soybean Facility Construction Advances contained in the Soybean Facility Disbursing Agreement have been satisfied; and

(vi)	such other documents and matters as are reasonably required by the Lender.

The Lender may approve Soybean Facility Construction Advances for stored materials or equipment required for construction of the Soybean Facility Improvements, provided that such materials or equipment are securely stored, properly inventoried and marked to indicate they are the property of the Borrower, if stored offsite are stored in a bonded warehouse or facility where the Person who has control of such facility bears the risk of loss until delivery to the Project and comply with such other reasonable requirements as may be imposed by the Lender.

22.    Section 3.01(w) of the Loan Agreement is hereby by inserting the following at the end thereof:

To the best of the Borrower's knowledge, neither the construction of the Soybean Facility Improvements nor the operation thereof violates or will upon completion violate any building or other Permit or license necessary for the construction and/or operation of the Soybean Facility Improvements or any condition, easement, right-of-way, covenant or restriction affecting the Real Estate or any portion thereof. All utilities and services necessary for the construction and operation of the Soybean Facility Improvements are available to the Project or will be brought to the Project in connection with the construction of the Soybean Facility Improvements. The Real Estate is duly and validly zoned to permit the construction and operation of the Soybean Facility Improvements. In addition, Borrower has obtained all agreements, consents and approvals necessary to construct and operate any railroad tracks, spurs or other improvements constructed or installed as part of the Soybean Facility Improvements from all railroads necessary to construct, access and operate on such tracks.

21S995803.3

23.    Section 3.01 of the Loan Agreement is hereby further amended by inserting new subsections (z) and (aa) at the end thereof:

(z)    The Soybean Facility Budget sets forth all expenses and costs incurred or estimated to be incurred and reserves to be established and maintained in connection with the construction and completion of the Soybean Facility Improvements, including a sources and uses of funds. The Soybean Facility Budget further identifies all costs and expenses of the Soybean Facility Improvements which may be funded with the Construction Loan. To the best of the Borrower's knowledge and belief, the Soybean Facility Budget is accurate and complete.

(aa)    All contracts relating to the construction of the Soybean Facility Improvements are each in full force and effect and no material default thereunder has occurred or will occur upon the giving of notice, the passage of time or both. The Borrower shall perform all of its obligations under all contracts relating to the construction and operation of the Soybean Facility Improvements. The Borrower hereby collaterally assigns to the Lender Soybean Facility Plans and all other contracts relating to the construction and operation of the Soybean Facility Improvements.

24.    Section 4.02 of the Loan Agreement is hereby amended by inserting the following at the end thereof:

“The Borrower will further permit, and will cooperate with the Lender in arranging, inspections from time to time of the Soybean Facility Improvements by the Construction Inspector or other representatives of the Lender. The Borrower acknowledges that any Construction Inspector Reports, or other reports and inspections conducted or generated by the Lender or its agents or representatives, shall be made for the sole benefit of the Lender and not for the benefit of the Borrower or any third party, and the Lender does not assume any liability, responsibility or obligation to the Borrower or any third party by reason of such Construction Inspector Reports, inspections or reports, and the Borrower may not rely on any such Construction Inspector Reports, inspections or reports. The costs and expenses of such Construction Inspector Reports, audits and inspections made by the Lender shall be paid or reimbursed by the Borrower.”

25.    The Loan Agreement is hereby amended by inserting the following as a new paragraph at the end of Section 4.07 of the Loan Agreement:

The Borrower shall also diligently construct the Soybean Facility Improvements in material compliance with applicable Permits, the Soybean Facility Plans, and all approvals, consents and agreements relating thereto. The Borrower shall, at its own expense, remedy in a manner satisfactory to the Lender such portions or aspects of the construction of the Soybean Facility Improvements as the Lender may reasonably determine are not in compliance (in any material

21S995803.3

respect) with such Permits, Soybean Facility Plans, approvals, consents or agreements, or any applicable laws or regulations. The Borrower will operate the Project and Soybean Facility Improvements in accordance with the Permits, approvals, consents, agreements and applicable law. The Borrower will permit the Lender, Construction Inspector and any other representative of the Lender to review all Change Orders relating to the Soybean Facility Improvements, to inspect all work and materials relating to the Soybean Facility Improvements for which payment is required, to submit progress inspection reports relating to the Soybean Facility Improvements, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at the expense of the Borrower and at such reasonable times and as often as the Lender may reasonably request. The Borrower will promptly notify Lender of any default or imminent default under any material contract relating to the construction or operation of the Soybean Facility Improvements.

26.    Section 4.09 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

Section 4.09.    Fixed Charge Coverage Ratio/Debt Service Coverage Ratio. For any reporting period, if Borrower’s Working Capital is less than $25,000,000 after giving effect to all distributions permitted in this Agreement made during such reporting period, the Borrower must maintain a Fixed Charge Coverage Ratio, measured at the end of each full applicable fiscal quarter on a rolling four quarter average basis, of no less than 1.15:1.0. However, for any reporting period, if Borrower’s Working Capital is equal to or more than $25,000,000 after giving effect to all distributions permitted in this Agreement made during such reporting period, the Borrower must maintain a Debt Service Charge Coverage Ratio, measured at the end of each full applicable fiscal quarter on a rolling four quarter average basis, of no less than 1.25:1.0 in lieu of the Fixed Charge Coverage Ratio. The foregoing Fixed Charge Coverage Ratio or Debt Service Coverage Ratio, as applicable, shall be tested by the Lender quarterly on a fiscal quarter rolling four quarter average basis.

27.    Section 4.10 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

Section 4.10.    Capital Expenditures. During the Borrower’s 2017 fiscal year, the Borrower shall not make any expenditures for fixed or capital assets if, after giving effect thereto, the aggregate of all such expenditures by the Borrower exceeds $7,000,000 during such 2017 fiscal year and during any fiscal year thereafter, the Borrower shall not make any expenditures for fixed or capital assets if, after giving effect thereto, the aggregate of all such expenditures by the Borrower exceeds $5,000,000 during such fiscal year, in all cases unless agreed to in advance by the Lender in writing; provided, however, that the cost of Soybean Facility Improvements shall be excluded from the calculation of capital expenditures until the Soybean Facility Loan Conversion.

21S995803.3

28.    Exhibit D of the Loan Agreement containing the Compliance Certificate form is hereby deleted in its entirety and the Exhibit D attached to this Amendment is inserted in lieu thereof.

29.    Section 4.14 of the Loan Agreement entitled “Redemptions; Distributions” is hereby reinserted into the Loan Agreement at Section 4.14 as follows:

Section 4.14.    Redemptions; Distributions. The Borrower shall not purchase or acquire units or shares of its outstanding membership interests without the prior written consent of Lender. Further, the Borrower may not make or pay without the prior written consent of Lender distributions or dividends to its members or shareholders if (i) an Event of Default has occurred and is continuing, or (ii) the Borrower is not in compliance with the financial covenants contained in Sections 4.08 and 4.09 of this Agreement, both before and after giving effect to the payment of such distribution or dividend.

30.    Section 6.01(c) of the Loan Agreement is hereby amended by reinserting Sections 4.09 and 4.14 to such Section 6.01(c).

31.    The Loan Agreement is hereby amended by inserting the following as a new paragraph at the end of Section 4.18 of the Loan Agreement:

No extra work, materials or equipment shall be ordered or allowed and no change or amendment shall be made to the contracts relating to the construction of the Soybean Facility Improvements (all such extra work, equipment or materials and changes or amendments being referred to in this Agreement as "Change Orders") without the prior written consent of the Lender, which consent shall not be unreasonably withheld, except that such consent shall not be required with respect to individual Change Orders involving a cost of $100,000 or less until the aggregate cost of Change Orders not required to be consented to by the Lender exceeds $500,000. Upon Lender’s request, the Borrower will furnish the Lender with copies of all Change Orders, regardless of amount. In addition, whenever Borrower or Lender determines that the sum of the undisbursed portion of the Construction Loan and other funds available to Borrower will not be sufficient to fully complete the Soybean Facility Improvements in accordance with the Soybean Facility Plans, whether such deficiency is the result of changes in the Soybean Facility Plans or otherwise, Borrower will deposit in an escrow fund to be established with the Lender an amount equal to the amount of the deficiency as determined by the Lender. Borrower will deposit such funds within three days after demand by Lender. No further Soybean Facility Construction Advances will be disbursed until those funds are deposited by Borrower in the escrow fund. If Borrower can demonstrate to the reasonable satisfaction of the Lender that the total cost to complete the Soybean Facility Improvements has decreased or that Borrower has obtained or has available sufficient funds to again complete the Soybean Facility Improvements in accordance with the Soybean Facility Plans and Soybean Facility Budget, and provided no Event of Default has

21S995803.3

occurred and is continuing, then the Lender will release such funds contained in the escrow account which exceed the funds necessary to fully complete construction of the Soybean Facility Improvements in accordance with the Soybean Facility Plans.

32.    Section 6.01 of the Loan Agreement is hereby amended by inserting new subsections (w), (x) and (y) as follows:

(w)    The Borrower fails in any material respect to comply with, keep or perform any of its obligations, covenants, warranties, agreements or undertakings under any contract relating to or governing the construction of the Soybean Facility Improvements, or the Borrower suffers any condition to exist which would provide a basis for any other party to any such contract to terminate its obligations thereunder or to declare a default thereunder, and such failure or conditions continues to exist beyond any applicable grace and/or notice and cure period; or

(x)    The Soybean Facility Improvements are not completed by the Soybean Facility Completion Date or the Soybean Facility Loan Conversion fails to occur on or before the end of the Soybean Facility Construction Period; or

(y)    The Project or Soybean Facility Improvements are materially destroyed by fire or other casualty and the loss, in the reasonable judgment of the Lender, is not adequately covered by insurance actually collected or in the process of collection.

33.    Section 6.02 of the Loan Agreement is hereby amended by inserting the following at the end thereof as a new paragraph:

In addition, upon the occurrence of a Default or Event of Default, the Lender may enter upon the Real Estate along with the Lender’s contractors and their equipment, if allowed under applicable law, and take possession thereof, together with the Project and the Soybean Facility Improvements then in the course of construction, and proceed either in its own name or in the name of the Borrower, as the attorney-in-fact of the Borrower (which authority is coupled with an interest and is irrevocable by the Borrower) to complete or cause to be completed the Soybean Facility Improvements, at the cost and expense of the Borrower. If the Lender elects to complete or cause to be completed the Soybean Facility Improvements, it may do so according to the Soybean Facility Plans or any other plans in Lender’s possession or according to such changes, alterations or modifications in and to such plans as the Lender may reasonably deem appropriate; and the Lender may enforce or cancel any contracts let by the Borrower relating to construction of the Soybean Facility Improvements, and/or let other contracts which in the Lender’s reasonable judgment, the Lender deems advisable; and the Borrower shall forthwith turn over and duly assign to the Lender, as the Lender may from time to time require, contracts not already

21S995803.3

assigned to the Lender relating to construction of the Soybean Facility Improvements, blueprints, shop drawings, bonds, building permits, bills and statements of accounts pertaining to the Soybean Facility Improvements, whether paid or not, and any other instruments or records in the possession of Borrower pertaining to the Soybean Facility Improvements and/or the Project. In addition, the Lender and its contractors and agents may utilize all or any part of the labor, materials, equipment, fixtures and articles of personal property contracted for by the Borrower, whether or not previously incorporated into the Soybean Facility Improvements or Project, and the Lender may pay, settle or compromise all bills or claims which may become a Lien against the Real Estate and/or the Project or Soybean Facility Improvements, or any portion thereof. The Borrower shall be liable under this Agreement to pay to the Lender, on demand, any amount or amounts reasonably expended by the Lender in so completing the Soybean Facility Improvements together with any reasonable costs, charges, or expenses incident thereto or resulting therefrom (including reasonable attorneys’ fees and costs), all of which shall be secured by the Loan Documents. In the event that a proceeding is instituted against the Borrower for recovery and reimbursement of any moneys expended by the Lender in connection with the completion of the Soybean Facility Improvements, a statement of such expenditures, verified by the affidavit of an officer of the Lender, shall be prima facie evidence of the amounts so expended and of the appropriateness and advisability of such expenditures; and the burden of proving to the contrary shall be upon the Borrower. The Lender shall have the right to apply any funds which it agrees to disburse hereunder to bring about the completion of the Soybean Facility Improvements or to protect any Collateral or the perfection or priority thereof, and to pay the costs thereof; and if such money so agreed to be disbursed is insufficient, in the sole judgment of the Lender, to complete the Soybean Facility Improvements or protect such Collateral, the Borrower agrees to promptly deliver and pay to the Lender such sum or sums of money as the Lender may from time to time demand for the purpose of completing the Soybean Facility Improvements, protecting the Collateral or of paying any liability, charge or expense which may have been incurred or assumed by the Lender under or in performance of this Agreement or any other Loan Document, or for the purpose of completing the Soybean Facility Improvements or protecting any Collateral. The Lender may apply the undisbursed amount of the Construction Loan Commitment to bring about the completion of construction of the Soybean Facility Improvements, and/or protect any Collateral and to pay the costs thereof; and if such funds are insufficient, in the sole judgment of the Lender, to complete construction of the Soybean Facility Improvements or protect any Collateral, the Borrower agrees to promptly deliver and pay to the Lender such sum or sums of money as the Lender may from time to time demand for the purpose of completing construction of the Soybean Facility Improvements, protecting any Collateral or of paying any liability, charge or expense which may have been incurred or assumed by the Lender under or in performance of this Agreement, or for the purpose of completing construction of the Soybean Facility Improvements. However, it is expressly understood and agreed that in no event shall the Lender be obligated, or liable in any way to

21S995803.3

complete the Soybean Facility Improvements, protect any Collateral or to pay for the costs of construction thereof.

34.    Section 1.01 of the Loan Agreement is hereby amended by inserting the following definitions, in the appropriate alphabetical order:

“Construction Loan Commitment” means the amount set opposite Lender’s name under the column entitled “Construction Loan Commitment” on Exhibit A to this Agreement.

“Construction Note” has the meaning provided in Section 2.03(d) of this Agreement.

“Debt Service Coverage Ratio” means, for any period, the ratio derived when comparing (a) EBITDA to (b) Borrower’s scheduled payments of principal and interest on the Loans during the applicable reporting period.

"Soybean Facility Budget" means the schedule of values and breakdown of hard costs, soft costs and other costs for construction of the Soybean Facility Improvements in the Soybean Facility Budget attached to this Agreement as Schedule 2.02(ii)(1)(A), as the same may be revised from time to time with the written approval of the Lender.

"Soybean Facility Completion Date" means October 31, 2017, or such other date as is approved in writing by the Lender.

"Soybean Facility Construction Advance" means an advance on the Construction Loan pursuant to the applicable terms of this Agreement.

“Soybean Facility Construction Period” means the period from February 28, 2017 to the Soybean Facility Completion Date during which time the Soybean Facility Improvements will be constructed and Soybean Facility Construction Advances will be available to Borrower.

"Soybean Facility Construction Schedule" means the schedule for commencement and completion of the construction of the Soybean Facility Improvements attached to this Agreement as Schedule 2.02(ii)(2)(A) approved by the Lender as the same may be revised from time to time with the written approval of the Lender.

“Soybean Facility Disbursing Agreement” means the Disbursing Agreement among the Lender, Borrower and the Title Company, as amended, restated, supplemented or otherwise modified from time to time, relating to the disbursement of Soybean Facility Construction Advances to the Borrower.

21S995803.3

"Soybean Facility Improvements" means the construction, equipping and installation of a soybean receiving and train loading facility on the Real Estate and related improvements, including but not limited to railroad spurs and tracks.

“Soybean Facility Loan Conversion” has the meaning given to such term in Section 2.04(e) of this Agreement.

“Soybean Facility Plans” means the final working plans for completion of the Soybean Facility Improvements set forth in any agreement with any architect and/or in the Soybean Facility General Contract, including all drawings, specifications, materials listings, details and manuals thereunder.

“Soybean Facility Term Loan” has the meaning given to such term in Section 2.04(e) of this Agreement.

“Soybean Facility Term Note” has the meaning given to such term in Section 2.04(e) of this Agreement.

“Soybean Facility Term Loan Maturity Date” means the earliest to occur of the following: (a) February 28, 2023, or (b) such earlier date upon which the outstanding balance of the Soybean Facility Term Loan becomes due and payable in full, whether by acceleration or otherwise.

35.    Pursuant to that certain Warranty Deed dated October 28, 2016, Borrower acquired the real estate described therein (the “Additional Land”) from Melinda K. Carpenter. In further consideration of the amendments provided for in this Amendment, Borrower and Lender desire to amend the Mortgage to include the Additional Land to the definition of Land and Mortgaged Property encumbered by the Mortgage.

36.    This Amendment shall not be effective until Lender has received each of the following (each in form and substance acceptable to Lender) or the following conditions have been satisfied:

(a)	This Amendment, duly executed by Borrower and Lender;

(b)	The Construction Note required in this Amendment above executed and delivered by Borrower in favor of Lender;

(c)
A Third Amendment of First Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement executed and delivered by Borrower in favor of Lender, which includes the encumbrance of the Additional Land;

(d)	The Soybean Facility Disbursing Agreement, in form and substance acceptable to Lender, duly executed and delivered by Borrower, Lender and the Title Company;

21S995803.3

(e)	A Secretary’s Certificate and resolutions in form and substance acceptable to Lender;

(f) A true, complete and accurate copy of the Soybean Facility Plans;

(g) A true, complete and accurate copy of the Soybean Facility Budget and Soybean Facility Construction Schedule, all in form and substance acceptable to Lender; and

(h) Such other documents and matters as are reasonably required by Lender.

37.    In consideration of the amendments to the Loan Agreement provided for in this Amendment, Borrower shall pay to the Lender a fee equal to $20,000. Such fee will be deemed fully earned and nonrefundable as the closing of this Amendment. This fee shall compensate Lender for the costs associated with the origination, structuring, processing, approving and closing of the transactions contemplated by this Amendment, including, but not limited to, administrative and general overhead costs, but not including any out-of-pocket or other costs, fees or expenses for which Borrower has agreed to reimburse Lender or any other persons pursuant to any other provision of this Amendment or the other Loan Documents.

38.    Except as modified in this Amendment, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified, affirmed and certified by Borrower and Lender. Borrower hereby ratifies and affirms the accuracy and completeness of all representations and warranties contained in the Loan Documents. Borrower represents and warrants to the Lender that the representations and warranties set forth in the Loan Agreement, and each of the other Loan Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in the Loan Agreement to “this Agreement” included references to this Amendment. Borrower represents, warrants and confirms to the Lender that no Default or Events of Default is now existing under the Loan Documents and that no event or condition exists which would constitute a Default or an Event of Default under the Loan Agreement or any other Loan Document. Nothing contained in this Amendment either before or after giving effect thereto, will cause or trigger a Default or an Event of Default under any Loan Document. To the extent necessary, the Loan Documents are hereby amended consistent with the amendments provided for in this Amendment.

39.    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This

21S995803.3

Amendment shall be governed by and construed in accordance with the laws of the State of Nebraska, exclusive of its choice of laws rules.

40.    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor, except as expressly provided in this Amendment, constitute a waiver or amendment of any provision of any of the Loan Documents. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words or phrases of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” or words or phrases of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified by this Amendment. This Amendment and the rights evidenced by this Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto, and shall be enforceable by any such successors and assigns. Borrower will pay on demand all costs and expenses incurred by Lender in connection with the preparation, execution, delivery, filing, and administration of this Amendment (including, without limitation, legal fees incurred in connection with the preparation of this Amendment and advising Lender as to its rights, and the cost of any credit verification reports or field examinations of Borrower's properties or books and records). Borrower's obligations to Lender under this Section shall survive the termination of this Amendment or the Loan Agreement and the repayment of Borrower's Obligations to Lender under the Loan Agreement and other Loan Documents.

[SIGNATURE PAGE FOLLOWS]

21S995803.3

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

FIRST NATIONAL BANK OF OMAHA, a national banking association

By:    /s/ Amos Alstrom
Title:    Vice President

CARDINAL ETHANOL, LLC, an Indiana limited liability company

By:    /s/ William Dartt
Title:    CFO

21S995803.3

Exhibit A

COMMITMENTS

Lender	Revolving Credit Loan Commitment	Declining Revolving Credit Loan Commitment	Term Loan Commitment*	Construction Loan Commitment
First National Bank of Omaha	$15,000,000	$5,000,000.00	$15,000,000	$10,000,000

*The Term Loan Commitment represents the original commitment amount of the Term Loan

21S995803.3

Exhibit D

COMPLIANCE CERTIFICATE

This Compliance Certificate, dated as of ______________ (the “Certificate”), is delivered pursuant to Section 4.12(f) of the First Amended and Restated Construction Loan Agreement, dated as of June 10, 2013 (the “Credit Agreement”), between Cardinal Ethanol, LLC (the "Borrower") and First National Bank of Omaha (the "Lender"), as the same may be amended from time to time. Capitalized terms used but not defined in this Certificate have the meanings given to them in the Credit Agreement.
The undersigned certifies as follows:

1.    The undersigned is the President, controller or treasurer of the Borrower and is authorized to execute and deliver this certificate on its behalf.

2.    Attached are the financial statements of the Borrower as of and for the period and for the fiscal year-to-date ended on __________________ (the "Current Financials").

3.    The Current Financials have been prepared in accordance with GAAP and otherwise in accordance with the terms of the Credit Agreement.

4.    Events of Default (check one):

___	The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

___	The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect thereto.

5.    Financial Covenants:

(a)
Pursuant to Section 4.08 of the Credit Agreement, as of __________, the Borrower's Working Capital was $____________, which [satisfies] [does not satisfy] the requirement in such Section that, beginning on ____________, 20__, and at all times thereafter, the Borrower maintains an excess of current assets over current liabilities (plus the Maximum Availability at such time) of not less than $15,000,000.

(b)	Pursuant to Section 4.09 of the Credit Agreement as of the fiscal quarter ending ___________, Borrower’s Working Capital is $__________________, and the [Fixed Charge Coverage

21S995803.3

Ratio/Debt Service Coverage Ratio], for the fiscal quarter then ended, was ___ to 1, which [satisfies] [does not satisfy] the requirement in such Section that such ratio not exceed 1.15 to 1 if the Fixed Charge Coverage Ratio is applicable and 1.25 to 1 if the Debt Service Coverage Ratio is applicable.

(c)
Pursuant to Section 4.10 of the Credit Agreement, for the fiscal year-to-date period ending _________, the Borrower has made capital expenditures in an aggregate amount of $________, which [satisfies] [does not satisfy] the requirement in such Section that the Borrower not make any expenditures for fixed or capital assets if, after giving effect thereto, the aggregate of all such expenditures by the Borrower exceeds $7,000,000 during the Borrower’s 2017 fiscal year and $5,000,000 during any fiscal year thereafter.

(d)
Pursuant to Section 4.13 of the Credit Agreement the Borrower is restricted from incurring any Debt other than the Permitted Debt. Subsection (e) of the definition of Permitted Debt permits Debt for Borrowed Money in an aggregate principal amount outstanding at any time not to exceed $250,000. The Borrower has Debt for Borrowed Money under Subsection (e) of the definition of Permitted Debt outstanding in the sum of $____________ which is [in compliance with] [is not in compliance with] such Subsection as of the fiscal quarter ending ___________.

6.    Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP applied on a basis consistent with the accounting principles reflected in the annual financial statements delivered to the Lender dated as of ______________.

7.    Borrower [is in compliance with] [is not in compliance with] Borrower's Risk Management Policy approved by the Lender. [If not in compliance, add: Attached hereto is a statement of the facts with respect to Borrower's noncompliance with such Risk Management Policy and the plans Borrower has developed to rectify such noncompliance.]

8.    This Certificate may be conclusively relied upon by the Lender. This Certificate may be validly executed and delivered by fax or other electronic means, and by use of multiple counterpart signature pages.

[signature page(s) to follow]

21S995803.3

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the date first written above.

CARDINAL ETHANOL, LLC

By: ________________________________
Name:
Title:

21S995803.3